SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
PURSUANT TO SECTION 12(b) OR 12(g) OF THE
SECURITIES EXCHANGE ACT OF 1934

CITIGROUP CAPITAL XVI
(Exact Name of Registrant as Specified in Its Charter)

Delaware (State of Incorporation or Organization)	20-5127708 (I.R.S. Employer Identification No.)

c/o Citigroup Inc. 399 Park Avenue New York, New York (Address of Principal Executive Offices)	10043 (Zip Code)

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective upon filing pursuant to General Instruction A.(c) please check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Act and is effective pursuant to General Instruction A.(d) please check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-135163

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so Registered	Name of Each Exchange on Which Each Class is to be Registered

6.45% Enhanced Trust Preferred Securities (Enhanced TruPS®) (and the Guarantee with respect thereto)	New York Stock Exchange

Securities to be registered pursuant to Section 12(g) of the Act:
(None)

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 1.   Description of Registrants' Securities to be Registered.

See the information set forth under the headings "Description of the Capital Securities" and "Description of Guarantee" in the Prospectus of the Registrant, as filed with the Securities and Exchange Commission on November 17, 2006, pursuant to Rule 424(b).

Item 2.   Exhibits.

2.1	Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163) of the Registrant.

2.2
Certificate of Trust dated June 19, 2006, of Citigroup Capital XVI, incorporated by reference to Exhibit 4.03 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.3
Form of Amended and Restated Declaration of Trust for Citigroup Capital XVI ("Declaration of Trust"), incorporated by reference to Exhibit 4.12 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.4	Form of Enhanced Trust Preferred Security, included in the Declaration of Trust.

2.5
Form of Guarantee with respect to the Enhanced Trust Preferred Securities, incorporated by reference to Exhibit 4.18 to the Registrant's Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 (No. 333-135163).

2.6
Indenture between Citigroup Inc. and The Bank of New York (as successor-in-interest to JPMorgan Chase Bank, N.A.), as Trustee, providing for the issuance of Junior Subordinated Debt Securities, incorporated by reference to Exhibit 4.01 to Citigroup Inc.'s Current Report on Form 8-K filed on September 18, 2006 (Commission File No. 001-09924).

2.7	First Supplemental Indenture between Citigroup Inc. and The Bank of New York, as Trustee.

2.8	Prospectus of the Registrant relating to the offering of the Enhanced Trust Preferred Securities filed with the Securities and Exchange Commission on November 17, 2006, pursuant to Rule 424(b).

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Act of 1934, each Registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized.

Dated: November 22, 2006

CITIGROUP CAPITAL XVI

By:	/s/ John Gerspach
John Gerspach, as Regular Trustee

CITIGROUP INC.

By:	/s/ Charles E. Wainhouse
Charles E. Wainhouse, as
as Assistant Treasurer